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                                                                    Exhibit 23.2
                                                                    ------------


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors and Stockholders
Liberty Media Corporation:


We consent to the incorporation by reference in the registration statement on Form S-3 of Tele-Communications, Inc. of our report, dated March 18, 1994, relating to the consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc.) (formerly Tele-Communications, Inc.) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Period), which report appears in the Form 8-K of TCI Communications, Inc. dated April 6, 1994, and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes in 1993.


                                    /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

Denver, Colorado
December 27, 1994